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                                                                    EXHIBIT 10.2

                    INFORMATION MANAGEMENT ASSOCIATES, INC.


                    1991 Nonqualified Stock Option Agreement
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     Agreement made this ____ day of __________, 199__ between INFORMATION
MANAGEMENT ASSOCIATES, INC., a Connecticut corporation (hereinafter called the "Corporation"), and ___________ (hereinafter called the "Grantee").

     WHEREAS, the Information Management Associates, Inc. 1991 Stock Option Plan was adopted by the Board of Directors of the Corporation on October 28, 1991 and was approved by the shareholders of the Corporation on October 28, 1991.

     WHEREAS, the Corporation desires to provide the Grantee with an opportunity to acquire or increase his proprietary interest in the business of the Corporation and, through stock ownership, to possess an increased personal interest in its continued success and progress;

     NOW, THEREFORE, in consideration of the premises, the mutual covenants hereinafter set forth, and other good and valuable consideration, the Corporation and the Grantee agree as follows:

     1.  Award of Option.  The Corporation hereby awards to the Grantee, as a
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matter of separate inducement and agreement, and not in lieu of salary or any other compensation for services, options to purchase an aggregate of ___ shares of the Corporation's Common Stock pursuant to the nonqualified stock option provisions contained in Part III of the Plan, on the terms and conditions hereinafter set forth, at the purchase price of $____ per share (such shares, number of shares and purchase price being subject to adjustment as provided in Paragraph 2 of Part IV of the Plan).

     2.  Terms of Plan.  The Plan, a copy of which is attached hereto, is
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incorporated herein by reference and is made part of this agreement as if fully set forth herein. This agreement is subject to, and the Corporation and the Grantee agree to be bound by, all of the terms and conditions of the Plan as the same exists at the time this agreement was entered. The Plan shall control in the event there is any express conflict between the Plan and the terms hereof, and on such matters that are not expressly covered in this agreement.
Subsequent amendments of the Plan shall not adversely affect the Grantee's rights under this agreement.

     3.  Exercise of Option.  The stock option granted pursuant to this
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agreement is exercisable for all or any part of the shares covered hereby on or after October 30, 1991.
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         Each exercise must encompass at least 100 shares.  In the event the
Grantee's exercise includes a fractional share, the Corporation will not be required to issue a fractional share but will pay the Grantee in cash the value of such fraction. All unexercised rights shall lapse and forever terminate after the expiration of ten years from the date of this Agreement.

     4.  Termination of Employment.  If the Grantee's employment with the
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Corporation is terminated other than by disability or death, the term of any then outstanding option held by the Grantee shall extend for a period ending on the earlier of the date on which such option would otherwise expire or three months after such termination of employment, and such option shall be exercisable to the extent it was exercisable as of such last date of employment.

         If the Grantee's employment with the Corporation is terminated by reason of disability, the term of any then outstanding option held by the Grantee shall be extended for a period ending on the earlier of the date on which such option would otherwise expire or one year after the Grantee's last date of employment, and such option shall be exercisable to the extent it was exercisable as of such last date of employment. If the Grantee's employment with the Corporation is terminated by reason of death, the term of any then outstanding option held by the Grantee shall extend for a period ending on the earlier of the date on which such option would otherwise expire or three months after the Grantee's last date of employment, and such option shall be exercisable to the extent it was exercisable as of such last date of employment. The representative of a deceased Grantee's estate or beneficiaries thereof to whom the option has been transferred shall have the right during the three-month period following his death to exercise any then outstanding option in whole or in part.

     5.  Manner of Exercise.  Full payment for the shares purchased shall be
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made at the time of any exercise of this agreement.  The purchase price shall be payable to the Corporation in United States dollars in cash or by check, bank draft, or postal or express money order.

         Subject to the terms and conditions hereof, the options shall be exercisable by notice to the Corporation on the form provided by the Corporation, a copy of which is attached hereto. In the event that the options are being exercised by any person or persons other than the Grantee, the notice shall be accompanied by proof, satisfactory to the Corporation, of the right of such person or persons to exercise any right under this agreement.

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     6.  Rights of Grantee.  The grant of any option in any year shall give such
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Grantee neither any right to similar grants in future years nor any right to be retained as an employee of the Corporation, such employment being terminable to effect. The right and power of the Corporation to dismiss or discharge any participant is specifically unqualifiedly unimpaired by this agreement.

         Neither the Grantee nor any other person legally entitled to exercise any rights under this agreement shall be entitled to any of the rights or privileges of a stockholder of the Corporation with respect to any shares which may be issuable upon any exercise pursuant to this agreement, unless and until a certificate or certificates representing such shares shall have been actually issued and delivered to the Grantee or such person.

     7.  Non-Transferability of Option.  Except as otherwise provided herein, an
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option and the rights and privileges conferred hereby may not be transferred, assigned, pledged or hypothecated in any way, other than by will or the laws of descent and distribution, and an option shall be exercisable during the Grantee's lifetime only by the Grantee or his conservator.

     8.  Taxes and Withholding.  All payments to a Grantee or to his legal
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representative shall be subject to any applicable tax, community property, or other statutes or regulations of the United States or of any state having jurisdiction thereof. The Grantee may be required to pay to the Corporation the amount of any withholding taxes which the Corporation is required to withhold with respect to a stock option or its exercise. In the event that such payment is not made when due, the Corporation shall have the right to deduct, to the extent permitted by law, from any payment of any kind otherwise due to such person all or part of the amount required to be withheld.

     9.  [RESERVED]

     10.  Notices.  Each notice to the Corporation relating to this agreement
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shall be in writing and delivered in person or by registered mail to the
Corporation at its office, 6527 Main Street, Trumbull, Connecticut 06611, to the attention of the Chief Financial Officer. All notices to the Grantee or other person or persons then entitled to exercise any right pursuant to this agreement shall be delivered to the Grantee or such other person or persons at the Grantee's address specified below or at such other address as the Grantee or such other person may specify in writing to the Corporation by a notice delivered in accordance with this paragraph.

     11.  Restriction on Shares.  The Corporation's obligation to issue or
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deliver any certificate or certificates for shares of

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Stock under this option, and the transferability of shares acquired by the exercise of this option, shall be subject to all of the following conditions:

         (a) Any registration or other qualification of such shares under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Corporation shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable;

         (b) The obtaining of any other consent, approval, or permit from any state or federal governmental agency which the Corporation shall, in its absolute discretion upon the advice of counsel, determine to be necessary or advisable; and

         (c) Each stock certificate issued pursuant to a Stock Option shall bear the following legend and any legend deemed to be required by the Corporation under federal and state securities laws:

              "The transferability of this certificate and the shares of Stock represented hereby are subject to restrictions, terms and conditions contained in the Information Management Associates, Inc. 1991 Stock Option Plan and an Agreement between the registered owner of such Stock and Information Management Associates, Inc. A copy of the Plan and Agreement are on file in the office of the Secretary of Information Management Associates, Inc."

         (d) The Grantee shall agree to be bound by and the Stock issued to him shall be subject to, a certain amended and restated Shareholders Agreement dated October 29, 1991 among the shareholders of the Corporation and the Corporation, and any subsequent amendments to such Shareholders Agreement, and the Stock issued to the Grantee shall contain any legend required under said Shareholders Agreement.

     12.  Miscellaneous.  This agreement comprises the whole agreement between
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the parties hereto.  It may not be modified or terminated orally, and it shall be deemed to be a Connecticut

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contract, subject to construction and enforcement in accordance with the laws of
Connecticut.

This Agreement shall inure to the benefit of and be binding upon each successor of the Corporation and to the extent specifically provided herein and in the Plan inure to the benefit of and shall be binding upon the Grantee's heirs, legal representatives, and successors.

         IN WITNESS WHEREOF, this agreement is executed by the Grantee and by the Corporation through its duly authorized officer or officers as of the day and year first above written.


                                GRANTOR:

                                INFORMATION MANAGEMENT
                                 ASSOCIATES, INC.



                                By  ______________________________

                                GRANTEE:


                                _________________________________

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